EXHIBIT 99.1

Terra Tech Corp.  Schedules Second Quarter 2020 Earnings Release for Friday, August 7, 2020

Irvine, Ca. – August 3, 2020 – Terra Tech Corp.  (OTCQX: TRTC) (“Terra Tech”) or (the “Company”) today announced that it will release its Second Quarter 2020 results on Friday, August 7, 2020 after U.S. markets close.

The company will also host a conference call on Friday, August 7, 2020 at 4:30 PM Eastern Time.

Dial-In Number:	1-857-232-0157
Access Code:	422095

Matthew Morgan, CEO of Terra Tech Corp. will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with TRTC Question in the subject line. Mr. Morgan will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at https://www.smallcapvoice.com/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech, which recently merged with OneQor Pharmaceutical, is a holding company with a portfolio of investments focused on cannabis agricultural assets in the THC market and the research, development and commercialization of cannabinoid-based products. Backed by innovative science and best-in-class manufacturing, the company’s mission is to deliver top-tier cannabis and cannabinoid-based products across the wide range of emerging consumer markets for plant-based health products, including CBD, pharmaceuticals and consumer brands.

1

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

2